Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Renasant Corporation
Tupelo, Mississippi

We consent to the incorporation by reference in this Current Report on Form 8-K/A of Renasant Corporation of our report, dated March 8, 2013, with respect to the consolidated financial statements of First M&F Corporation include in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Jackson, Mississippi
November 14, 2013